Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Report”) by Strategic Resources Ltd. (“Registrant”), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN ANDERSON
John Anderson
Chief Executive Officer and Chief Financial Officer

Date: April 16, 2007

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Strategic Resources Ltd. and will be retained by Strategic Resources Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.